NOTICE OF ANNUAL MEETING OF STOCKHOLDERS and PROXY STATEMENT
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
ITEM 1 -- ELECTION OF DIRECTORS
SECURITY OWNERSHIP OF CERTAIN MANAGEMENT AND BENEFICIAL OWNERS
EXECUTIVE COMPENSATION
Summary Compensation Table
Option/SAR Grants in Last Fiscal Year
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
Long-Term Incentive Plans -- Awards in 1999
COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
ITEM 2 -- APPROVAL OF PERFORMANCE AWARD PLAN
ITEM 3 – SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS
OTHER BUSINESS
GENERAL INFORMATION
Appendix A
MANOR CARE, INC.
PERFORMANCE AWARD PLAN

SCHEDULE 14A

(Rule 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

[ ] Preliminary Proxy Statement	[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement [ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

MANOR CARE, INC.

(Name of Registrant as Specified in its Charter)

XXXXXXXXXXXXXXXX

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[   ]  Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

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(4) Date Filed:

ManorCare LOGO

Manor Care, Inc.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
and
PROXY STATEMENT

MEETING DATE

MAY 2, 2000

YOUR VOTE IS IMPORTANT!
Please mark, date and sign the enclosed proxy card and
promptly return it to the Company in the enclosed envelope.

ManorCare LOGO

Manor Care, Inc.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
MAY 2, 2000

       The 2000 annual meeting of stockholders of Manor Care, Inc. (formerly known as HCR Manor Care, Inc.) will be held on Tuesday, May 2, 2000, at 2:00 p.m. in the auditorium of One SeaGate, Toledo, Ohio, for the following purposes:

      1.  To elect four directors for three-year terms, or until their successors are elected and qualified;

      2.  To vote on approval of the Company’s Performance Award Plan;

3.	To ratify the selection of Ernst & Young LLP as independent public accountants for the Company for the fiscal year ending December 31, 2000; and

      4.  To transact such other business as may properly come before the meeting.

      The record date for voting at the meeting is March 9, 2000. Only stockholders of record at the close of business on the record date will be entitled to notice of and to vote at the meeting.

      Please mark, sign, date and return your proxy in the enclosed envelope so that your shares may be voted at the meeting. If the shares are held in more than one name, all stockholders of record should sign.

By Order of the Board of Directors,

R. Jeffrey Bixler
Secretary

March 30, 2000

MANOR CARE, INC.

333 N. Summit St.

Toledo, Ohio 43604

       The Board of Directors of Manor Care, Inc., formerly known as HCR Manor Care, Inc. (“Company”), is soliciting proxies to be used at the 2000 annual meeting of stockholders which will be held on Tuesday, May 2, 2000, beginning at 2:00 p.m., and at any and all adjournments thereof. The meeting will be held at One SeaGate, Toledo, Ohio, in the auditorium adjacent to the lobby. The mailing of this proxy statement and the enclosed proxy will commence on or about March 30, 2000. You are invited to attend the meeting; however, whether or not you attend the meeting, you are requested to vote on the proposals described in this proxy statement.

What information is contained in this document?

      The information contained in this proxy statement describes the proposals to be voted on by the stockholders at the annual meeting, the voting process, the compensation of directors and the most highly paid executive officers of the Company, and certain other required information. A copy of the Company’s 1999 Annual Report is being sent to you at the same time as this statement.

What proposals will be voted on at the meeting?

      Three proposals are scheduled to be voted on:

•	The election of four directors for three-year terms.

•	Approval of the Company’s Performance Award Plan.

•	The ratification of the selection of the Company’s independent public accountants for 2000.

      If other business properly comes before the meeting, such matters may also require stockholder action.

Who is entitled to vote?

      Only stockholders of record at the close of business on the record date, March 9, 2000, are entitled to receive notice of the annual meeting and to vote the shares of common stock held by them on the record date. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon. The Company’s Certificate of Incorporation does not provide for cumulative voting. At the record date, there were outstanding 102,280,552 shares of the Company’s common stock.

What is the quorum requirement for the meeting?

      The presence at the meeting, in person or by proxy, of holders of a majority of the total shares of common stock issued and outstanding on the record date will constitute a quorum for the transaction of the business of the meeting. The election inspector appointed for the meeting will tabulate the votes cast in person or by proxy and will determine whether or not a quorum is present.

How do I vote?

      If you complete and properly sign the accompanying proxy card and return it as instructed, your shares will be voted as you direct. If you are a registered stockholder and attend the meeting in person, you may deliver your completed proxy card at the meeting.

      If your shares are held in a stock brokerage account or by a bank or other nominee, these proxy materials are being forwarded to you by your broker or other nominee who is considered to be the stockholder of record with respect to these shares. As the beneficial owner of these shares you have the right to direct your broker how to vote your shares. Your broker or nominee has enclosed a voting instruction card for you to use.

      If you hold your shares through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be counted on those matters and will not be counted in determining the number of shares necessary for approval. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. The election inspector will treat a properly executed proxy that abstains with respect to any matter as not voted, but the shares represented by the proxy will be counted for purposes of determining whether there is a quorum.

How do I vote my 401(k) shares?

      If you hold shares in an account under the Health Care and Retirement Corporation Stock Purchase and Retirement Savings Plan (“SPARS”), you will receive a separate proxy card. The trustee under the plan must vote your shares in accordance with written instructions received from you. As to the shares for which written instructions are not received, the trustee will vote the shares in a uniform manner as a single block in accordance with the instructions received with respect to the majority of the shares. The common stock outstanding on the record date included 631,278 shares held by the trustees under the SPARS. The trustees under the Manor Care, Inc. Retirement Savings and Investment Plan and the Manor Care, Inc. Nonqualified Retirement Savings and Investment Plan have the exclusive right to vote the shares held in such plans.

Can I change my vote after I return my proxy card?

      Any proxy may be revoked by the person or persons giving it at any time before it is exercised at the annual meeting by giving notice of revocation to the Company in writing or at the annual meeting. In the case of shares held in a stock brokerage account, bank or other nominee, such revocation must come through the broker, bank or other nominee who is considered to be the stockholder of record with respect to such shares.

Who will count the vote?

      A representative of Harris Trust and Savings Bank, the Company’s transfer agent, will tabulate the votes and act as inspector of the election.

Is my vote confidential?

      Yes.  Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy.

What vote is required to approve each item?

      Election of Directors. Directors are elected by a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. A stockholder may withhold authority to vote for all or certain nominees, in which case the proxy will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

      Performance Award Plan and Other Items. For the Performance Award Plan and each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval.

Can I attend the meeting in person?

      All stockholders as of the record date or their duly appointed proxies may attend the meeting. Stockholders may be requested to present valid identification for admission to the meeting.

ITEM 1 — ELECTION OF DIRECTORS

      The Company’s Certificate of Incorporation and by-laws provide that the Board of Directors is divided into three classes. Each year the stockholders are asked to elect the members of a class for a term of three years. Currently, the terms of office for members of Class III of the Board of Directors will expire on the date of the annual meeting in 2000. The members of Class III are Frederic V. Malek, Robert G. Siefers, M. Keith Weikel and Thomas L. Young. The Board of Directors has fixed the number of directors to be elected at the 2000 annual meeting at four and has nominated Messrs. Malek, Siefers, Weikel and Young for election to Class III. Those persons who are elected directors at the 2000 annual meeting will hold office until their terms expire on the date of the 2003 annual meeting or until the election and qualification of their successors. The terms of office of the members of Class I and Class II of the Board of Directors will expire, respectively, on the dates of the annual meeting in 2001 and 2002.

      Pursuant to the Amended and Restated Agreement and Plan of Merger, dated as of June 10, 1998 (“Merger Agreement”), a subsidiary of Health Care and Retirement Corporation (“HCR”) acquired 100 percent of the outstanding shares of the former Manor Care, Inc., now known as Manor Care of America, Inc. (“MCA”), following which MCA was merged into the subsidiary and became a wholly owned subsidiary of HCR (“HCR-Manor Care Transaction”). HCR was subsequently renamed HCR Manor Care, Inc. and thereafter Manor Care, Inc. As provided in the Merger Agreement, the Company’s Board of Directors consists of 10 directors, five of whom were designated by HCR (“HCR Directors”) and five of whom were designated by MCA (“Manor Care Directors”). The Company’s amended and restated by-laws provide that through the second annual stockholders meeting after the effective time of the HCR-Manor Care Transaction (September 25, 1998): (i) if any vacancy occurs on the Board of Directors as a result of the death, resignation or removal of an HCR Director or a Manor Care Director; or (ii) if any seat held by an HCR Director or a Manor Care Director is subject to nomination for election, then subject to the fiduciary duties of the directors, the Board of Directors of the Company shall take all necessary actions to appoint or nominate, as the case may be, such person as may be requested by the remaining HCR Directors (in the case of a vacancy or nomination concerning an HCR Director) or by the remaining Manor Care Directors (in the case of a vacancy or nomination concerning a Manor Care Director). The amended and restated by-laws further provide that the foregoing terms may only be amended prior to the second annual stockholders meeting by a vote of 75 percent of the directors of the Company or by an 80 percent vote of the outstanding shares of common stock. The nominations of Messrs. Malek, Siefers, Weikel and Young comply with these provisions.

      So far as the Board has been advised, only the four persons named above as nominees will be nominated for election as directors at the annual meeting. It is intended that the shares represented by proxies in the accompanying form will be voted for the election of these four nominees unless authority to so vote is withheld. The nominees have consented to being named herein and to serve if elected. If any of them should become unavailable prior to the annual meeting, the proxy will be voted for a substitute nominee or nominees designated by the Board of Directors or the vacancy will be filled in accordance with the by-laws of the Company.

      The following information, which has been provided by the directors, sets forth for each nominee for election to the Board of Directors and for each director whose term continues, the name, age, principal occupation or employment during at least the past five years; the name of the corporation or other organization, if any, in which such occupation or employment is carried on; and the period during which the person has served as a director of the Company.

2000 Nominees

      FREDERIC V. MALEK, age 63, has been a director of the Company since February 1999. He previously served as a director of MCA from 1990 to September 1998. Mr. Malek has been Chairman of Thayer Capital Partners since January 1993. Mr. Malek was Campaign Manager of the Bush-Quayle ’92 Campaign from December 1991 to December 1992. He was President and Vice Chairman of Northwest Airlines from late 1989 through 1991. Mr. Malek is a member of Class III of the Board of Directors of the Company and a member of the Compensation Committee. He is also a director of Aegis Communications Co.; American Management Systems, Inc.; Automatic Data Processing, Inc.; CB Richard Ellis; FPL Group; Global Vacation Group; Northwest Airlines; PaineWebber Mutual Funds; and Saga Systems, Inc.

      ROBERT G. SIEFERS, age 54, has been a director of the Company since February 1992. Since October 1997, Mr. Siefers has been Vice Chairman and Chief Financial Officer of National City Corporation, Cleveland, Ohio. From February 1991 until October 1997, Mr. Siefers was Executive Vice President and Chief Financial Officer of National City Corporation. Mr. Siefers is a member of Class III of the Board of Directors and a member of the Audit Committee. He is also a director and chairman of National Processing Co., a publicly traded affiliate of National City Corporation.

      M.  KEITH WEIKEL, age 62, has been Senior Executive Vice President and Chief Operating Officer of the Company since August 1991 and a director of the Company since February 1992. Mr. Weikel is a member of Class III of the Board of Directors.

      THOMAS L. YOUNG, age 56, has been a director of the Company since August 1991. He is Executive Vice President and General Counsel of Owens-Illinois, Inc., a position he has held since April 1992. He is a member of Class III of the Board of Directors and a member of the Audit and Compensation Committees. Mr. Young is also a director of Owens-Illinois, Inc.

      The Board of Directors unanimously recommends a vote FOR each nominee.

Continuing Directors

      STEWART BAINUM, age 80, has been a director of the Company since September 1998. Since 1965, he has been Chairman of the Board of Realty Investment Company, Inc. From 1968 until September 1998, Mr. Bainum was a director of MCA. He was Vice Chairman of the Board of MCA from March 1987 until

September 1998 and Chairman of that Board from 1968 to March 1987. Mr. Bainum was President of MCA from December 1980 through October 1981 and from May 1982 through July 1985. He is a member of Class II of the Board of Directors of the Company. Mr. Bainum is the father of Stewart Bainum, Jr.

      STEWART BAINUM, JR., age 54, has been Chairman of the Board and a director since September 1998. From March 1987 to September 1998, he was Chairman of the Board and Chief Executive Officer of MCA and President of MCA from June 1989 to September 1998. Mr. Bainum, Jr. was Vice Chairman of MCA from June 1982 to March 1987. He is a member of Class I of the Board of Directors of the Company. Mr. Bainum, Jr. is also a director and Chairman of Choice Hotels International, Inc. and a director and Chairman of Sunburst Hospitality Corporation.

      JOSEPH H. LEMIEUX, age 69, has been a director of the Company since August 1991. Mr. Lemieux is Chief Executive Officer of Owens-Illinois, Inc., a position he has held since September 1990. Mr. Lemieux has been a member of the Owens-Illinois Board of Directors since July 1984 and Chairman of that Board since September 1991. He is a member of Class II of the Board of Directors of the Company and a member of the Compensation Committee.

      WILLIAM H. LONGFIELD, age 61, has been a director of the Company since September 1998. He was a director of MCA from 1989 to September 1998. He has been Chairman and Chief Executive Officer of C.R. Bard, Inc. since September 1995 and was President and Chief Executive Officer from June 1994 to September 1995. Mr. Longfield was President and Chief Operating Officer of C.R. Bard, Inc. from September 1991 to June 1994. Mr. Longfield is a member of Class I of the Board of Directors of the Company and a member of the Audit and Compensation Committees. He is also a director of C.R. Bard, Inc.; Horizon Health Corporation; and West Pharmaceutical Services, Inc.

      PAUL A. ORMOND, age 50, has been President and Chief Executive Officer of the Company since August 1991. He was Chairman of the Board from August 1991 until September 1998. Mr. Ormond is a member of Class I of the Board of Directors of the Company and is also a director of National City Corporation.

      GAIL R. WILENSKY, Ph.D., age 56, has been a director of the Company since September 1998. Since January 1993, Ms. Wilensky has been a Senior Fellow at Project Hope, a not-for-profit international health education foundation. From March 1992 to January 1993, she was Deputy Assistant to President Bush for Policy Development, responsible for advising the President on health and welfare issues. From January 1990 to March 1992, Ms. Wilensky was Administrator of the Health Care Financing Administration (“HCFA”) in the Department of Health and Human Services where she directed the Medicare and Medicaid programs. Ms. Wilensky is currently Chairperson of the Medicare Payment Advisory Commission and has also served as a member and chairperson of the Physician Payment Review Commission and the Health Advisory Committee of the General Accounting Office. Ms. Wilensky is a member of Class II of the Board of Directors and a member of the Audit Committee. She is also a director of Advanced Tissue Sciences, Inc.; Quest Diagnostics Incorporated; Shared Medical Systems Corporation; St. Jude Medical, Inc.; Syncor International Corporation; and United HealthCare Corporation.

Compensation of Directors

      During 1999, the annual fee for service on the Board by each non-management director was $20,000. In addition, the fee paid to non-management directors for attendance at Board meetings was $1,000 per meeting, and the fee for attendance at meetings of a committee of the Board was $500 per meeting. Such fees were paid in cash quarterly unless deferred under the Deferred Compensation Plan for Outside

Directors. Management directors do not receive additional compensation for service on the Board of Directors.

      The Company has adopted, with stockholder approval, a Stock Option Plan for Outside Directors (“Outside Directors Plan”). Under the terms of the Outside Directors Plan, each non-management director receives an option to purchase 9,000 shares of common stock upon election to the Board and, after completing one year of service, an additional option to purchase 9,000 shares of common stock on the business day immediately following each annual stockholders’ meeting for so long as such person continues to serve as a director. The per share exercise price of each option is the fair market value of a share of common stock on the date of grant. Options granted under this plan are immediately exercisable. During 1999, Messrs. Lemieux, Malek, Siefers and Young each received option grants under the terms of the Outside Directors Plan.

Board Meetings and Committees of the Board

      The Board of Directors met six times during 1999. All members of the Board attended all meetings of the Board and all meetings of the committees on which each served except Mr. Lemieux and Ms. Wilensky who were each unable to attend one Board meeting.

      The Board of Directors currently has an Audit Committee and a Compensation Committee. The Audit Committee makes recommendations to the Board of Directors as to the engagement or discharge of the independent public accountants, reviews the plan and results of the auditing engagement with the independent public accountants, reviews the scope and results of the Company’s internal auditing procedures, reviews the adequacy of the Company’s system of internal accounting controls and corporate compliance program, and directs and supervises investigations into matters within the scope of its duties. The Audit Committee met twice during 1999. The Committee is comprised of Ms. Wilensky and Messrs. Longfield, Siefers and Young.

      The Compensation Committee of the Board of Directors is comprised of directors who are not officers or employees of the Company and are not eligible to participate in any of the Company’s executive compensation programs. The Committee has overall responsibility for administering the executive compensation program of the Company. The Committee regularly evaluates the executive compensation program to ensure its appropriateness in the context of the Company’s business and its competitiveness with the compensation practices of other companies. From time to time, the Committee seeks the advice of independent experts in evaluating plan design, compensation levels and administration. Each year the Compensation Committee reviews and approves salaries for the executive officers of the Company. The Committee is also responsible for administering the Amended Stock Option Plan for Key Employees, the Amended Restricted Stock Plan and certain other incentive compensation plans covering executive officers. The Compensation Committee met twice during 1999. The Committee is comprised of Messrs. Lemieux, Longfield, Malek and Young.

Other Director Information

      During 1999, National City Corporation and certain of its subsidiaries provided commercial banking, private banking and trust services to the Company and certain of its officers. Mr. Ormond was a director of National City Corporation and Mr. Siefers was an executive officer of such Company during 1999. In addition, the Company and Mr. Bainum, Jr. have entered into a non-competition agreement pursuant to which Mr. Bainum, Jr. is prohibited from engaging in certain competitive activity as described in the non-competition agreement until June 9, 2001.

SECURITY OWNERSHIP OF CERTAIN MANAGEMENT

AND BENEFICIAL OWNERS

Security Ownership of Management

      The following table shows, as of the record date, information concerning beneficial ownership of shares of Common Stock by directors and nominees individually, the individuals named in the Summary Compensation Table, and directors and executive officers of the Company as a group. Except as indicated by the notes to the table, the holders listed below have sole voting and investment power over the shares beneficially owned by them.

		Amount and Nature
	Name of	of Beneficial		Percent
Title of Class	Beneficial Owner	Ownership(1)(2)(3)		of Class

Common Stock	Stewart Bainum	10,028,445	(4)(6)	9.8%

Common Stock	Stewart Bainum, Jr	7,346,267	(5)(6)	7.2%

Common Stock	R. Jeffrey Bixler	157,999		(8)

Common Stock	Nancy A. Edwards	53,328		(8)

Common Stock	Joseph H. Lemieux	87,000		(8)

Common Stock	William H. Longfield	20,214		(8)

Common Stock	Frederic A. Malek	9,000		(8)

Common Stock	Geoffrey G. Meyers	514,758		(8)

Common Stock	Paul A. Ormond	2,730,629	(7)	2.6%

Common Stock	Robert G. Siefers	75,000		(8)

Common Stock	M. Keith Weikel	693,753		(8)

Common Stock	Gail R. Wilensky	9,000		(8)

Common Stock	Thomas L. Young	64,650		(8)

Common Stock	Executive Officers &	21,884,843		20.7%
	Directors as a group

(1)	Includes shares of restricted stock granted to certain executive officers and directors under Manor Care of America, Inc.’s restricted stock plans.

(2)	Includes the following number of shares which the person has a right to acquire within 60 days of the record date upon the exercise of options: Bainum — 9,000; Bainum, Jr. — 9,000; Bixler — 124,820; Edwards — 43,420; Lemieux — 72,000; Longfield — 9,000; Malek — 9,000; Meyers — 389,348; Ormond — 1,829,302; Siefers — 72,000; Weikel — 506,394; Wilensky — 9,000; Young — 59,100; and Executive Officers & Directors as a group – 3,219,523.

(3)	Includes shares held by Ms. Edwards and Messrs. Bainum, Jr., Bixler, Meyers, Ormond and Weikel, and by all executive officers as a group, under the Company’s 401(k) savings plans as of the record date.

(4)	Includes 5,505,869 shares held directly by the Stewart Bainum Declaration of Trust (“SB Trust”), of which Mr. Bainum is the sole trustee and beneficiary; 3,567,869 shares held directly by Realty Investment Company, Inc. (“Realty Investment”), a real estate management and investment company in which the SB Trust and the Jane L. Bainum Declaration of Trust (“JB Trust”) are stockholders, and Mr. Bainum is the Chairman and President and has shared voting authority; and 146,700 shares held by the Commonweal Foundation, Inc., of which Mr. Bainum is Chairman of the Board of Directors and has shared voting authority. Also includes 798,711 shares held by the JB Trust, the sole trustee and beneficiary of which is Mr. Bainum’s wife.

(5)	Includes 1,989,389 shares owned directly by the Stewart Bainum, Jr. Declaration of Trust, the sole trustee of which is Stewart Bainum, Jr. (the “SB, Jr. Trust”). Also includes 1,779,628 shares owned by Mid-Pines Associates, L.P. (“Mid-Pines”), in which the SB, Jr. Trust is managing general partner and has shared voting authority; and 3,567,869 shares held by Realty Investment, in which the SB, Jr. Trust has shared voting authority.

(6)	Due to the shared voting authority of Mr. Bainum and Mr. Bainum, Jr. with respect to certain shares owned by Realty Investment, the individual totals stated in the table include shares attributable to both individuals. The total shares over which either Mr. Bainum or Mr. Bainum, Jr. have beneficial ownership are approximately 13,806,843 shares or 13.5 percent of the total outstanding shares. Also, Mr. Bainum, Jr.’s adult siblings, Bruce Bainum, Barbara Bainum and Roberta Bainum beneficially own 8,651,449 shares, 7,399,073 shares and 5,494,197 shares, respectively, including 5,062,128 shares that are not beneficially owned by either Mr. Bainum or Mr. Bainum, Jr., for a total immediate family ownership of 18,868,971 shares or 18.4 percent.

(7)	Includes 81,472 shares held by family members of Mr. Ormond and 89,286 shares held in trust for certain family members of Mr. Ormond. Mr. Ormond disclaims any beneficial interest in the shares held by family members or in trust.

(8)	Percentage of ownership does not exceed one percent of the class.

Security Ownership of Certain Beneficial Owners

      The following table sets forth information, as of December 31, 1999, with respect to any person who is known to the Company to be the beneficial owner of more than 5 percent of its common stock other than Stewart Bainum, Stewart Bainum, Jr. and Stewart Bainum, Jr.’s siblings whose holdings are disclosed in the table above and notes thereto. The information presented is based upon filings made pursuant to the Securities Exchange Act of 1934 and received by the Company.

		Amount and Nature
	Name and Address	of Beneficial	Percent of
Title of Class	of Beneficial Owner	Ownership	Class

Common Stock	Ronald Baron	12,881,120	12.5%
	767 Fifth Ave., 24th Floor
	New York, NY 10153

(1)	The Schedule 13D information received by the Company indicates that Mr. Baron has sole voting and dispositive power over 1,253,620 shares and shared voting and dispositive power over 11,627,620 shares; Baron Capital Group, Inc. (“BCG”) has sole voting and dispositive power over 1,100,000 shares and shared voting and dispositive power over 11,627,500 shares; Baron Capital Management, Inc. (“BCM”), a registered investment adviser, has sole voting and dispositive power over 1,100,000 shares and shared voting and dispositive power over 1,627,500 shares; BAMCO, Inc., a registered investment adviser, has shared voting and dispositive power over 10,000,000 shares; Baron Asset Fund (“BAF”), an investment company registered under the Investment Company Act of 1940, has shared voting and dispositive power over 9,850,000 shares. Mr. Baron is Chairman and Chief Executive Officer of BCG, BAMCO, BAF and BCM.

EXECUTIVE COMPENSATION

Summary Compensation

      The following table sets forth the annual and long-term compensation for the last three completed fiscal years for the Company’s Chief Executive Officer and the four other most highly compensated executive officers at the end of the last completed fiscal year.

Summary Compensation Table

		Annual Compensation			Long-Term Compensation

					Awards		Payouts

				Other	Restricted	Securities	Long-Term
Name and				Annual	Stock	Underlying	Incentive
Principal Position	Year	Salary	Bonus	Compensation(1)	Awards(2)	Options (#)	Payouts

Paul A. Ormond	1999	$711,169	$439,800	$48,629	—	—	$306,000
President and	1998	606,758	840,000	—	—	460,000	432,000
Chief Executive Officer	1997	511,904	550,000	—	$4,387,500	90,000	405,000

M. Keith Weikel	1999	457,108	235,500	4,722	—	—	162,500
Senior Exec. Vice President	1998	386,942	450,000	—	—	160,000	228,000
and Chief Operating	1997	326,154	285,000	—	1,170,000	30,000	213,750
Officer

Geoffrey G. Meyers	1999	355,415	128,100	24,791	—	—	81,900
Exec. Vice President	1998	285,392	245,000	—	—	77,756	115,500
and Chief Financial Officer	1997	234,808	140,000	—	877,500	18,000	109,200

R. Jeffrey Bixler	1999	254,061	85,000	4,813	—	—	51,600
Vice President and	1998	208,335	150,000	—	—	43,000	60,000
General Counsel	1997	172,635	80,000	—	585,000	12,898	54,375

Nancy A. Edwards	1999	198,385	80,000	—	—	900	32,500
Vice President,	1998	159,638	87,750	—	—	25,000	45,000
General Manager	1997	130,519	48,000	—	219,375	7,500	39,375

[Additional columns below]

[Continued from above table, first column(s) repeated]

Name and	All Other
Principal Position	Compensation(3)

Paul A. Ormond	$59,870
President and	5,973,636
Chief Executive Officer	38,395

M. Keith Weikel	49,733
Senior Exec. Vice President	3,428,785
and Chief Operating	30,022
Officer

Geoffrey G. Meyers	23,167
Exec. Vice President	2,151,983
and Chief Financial Officer	12,403

R. Jeffrey Bixler	15,378
Vice President and	1,394,862
General Counsel	9,575

Nancy A. Edwards	11,471
Vice President,	8,645
General Manager	8,305

(1)	The amounts in this column represent reimbursement for the payment of taxes. The aggregate incremental cost of perquisites and other personal benefits provided to the named executives was less than the minimum required for disclosure under the rules of the Securities and Exchange Commission.

(2)	The amounts in this column represent the value of restricted stock awards made to the named individuals in March 1997. The grant of the restricted stock was contingent upon achievement by the Company of certain performance-based criteria specified in the award and the certification by the Compensation Committee that the criteria were achieved. Subsequent to December 31, 1997, the Committee certified the achievement of the criteria, and the restricted stock grants were made on January 29, 1998. The Committee imposed restrictions on the sale or encumbrance of the restricted shares granted to officers, including the individuals named in the Summary Compensation Table, until the later of December 31, 2000 or retirement. As a result of the HCR-Manor Care Transaction, the restrictions on the restricted stock lapsed on September 25, 1998, and there was no restricted stock outstanding at December 31, 1999.

(3)	The amounts disclosed in this column for 1999 include (a) Company matching contributions to the Company’s Senior Management Savings Plan (“SMSP”), a non-qualified defined contribution plan, on behalf of Messrs. Ormond, Weikel, Meyers and Bixler and Ms. Edwards in the amounts of $46,535,

$27,213, $10,663, $8,892 and $8,584, respectively; and (b) the dollar value of premiums paid for life insurance for Messrs. Ormond, Weikel, Meyers and Bixler and Ms. Edwards in the amounts of $13,335, $22,520, $12,504, $6,486 and $2,887, respectively.

Option Grants

      The following table sets forth information on stock option grants during 1999 pursuant to the Company’s Amended Stock Option Plan for Key Employees (“Option Plan”) for the individuals named in the Summary Compensation Table. The Company does not maintain a stock appreciation rights plan covering executive officers.

Option/ SAR Grants in Last Fiscal Year

	Individual Grants(1)

	Number of	% of Total
	Securities	Options/SARs
	Underlying	Granted to
	Options	Employees in	Exercise	Expiration	Grant Date
Name	Granted(#)	1999	Price	Date	Present Value(2)

Nancy A. Edwards	900	45.0%	$23.6250	10/24/01	$3,411

(1)	This grant is immediately exercisable pursuant to the Additional Option feature of the Option Plan.

(2)	Represents an estimate of option values at grant date by using the Black-Scholes option pricing model with the following assumptions: dividend yield of 0 percent, expected volatility of 35 percent, risk-free rate of return of 4.89 percent and expected life of one year.

Aggregated Option Values

      The following table sets forth information concerning option exercises during the last fiscal year by the individuals named in the Summary Compensation Table and the aggregate dollar value of unexercised options held at the end of the last fiscal year by such individuals. The value is based upon a share price of $16.00.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

					Value of
			Number of Securities		Unexercised
			Underlying Unexercised		In-the-Money
	Shares		Options at December 31, 1999		Options at December 31, 1999
	Acquired on	Value
Name	Exercise (#)	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Paul A. Ormond	—	—	1,829,302	300,000	$12,932,027	—

M. Keith Weikel	—	—	506,394	100,000	3,138,383	—

Geoffrey G. Meyers	—	—	389,348	60,000	2,988,373	—

R. Jeffrey Bixler	—	—	124,820	40,000	723,162	—

Nancy A. Edwards	4,730	$84,683	43,420	32,500	148,126	—

Long-Term Incentive Plans

      Certain individuals named in the Summary Compensation Table are covered by the Company’s Performance Award Plan (“PAP”) under which eligible employees receive a cash award payable at the end of the three-year period specified in the award. The total amount of any award payable at the end of an award period is determined by the Compensation Committee of the Board of Directors and is based upon Company performance criteria established at the beginning of the period. Award payouts for the 2000-2002 award periods will be based on the compound annual growth rate in earnings per share of common stock over the period. The PAP was approved by stockholders at the annual stockholder meeting in 1994 and is being resubmitted for approval this year. See discussion beginning on page 17.

Long-Term Incentive Plans — Awards in 1999

	Performance
	or Other	Estimated Future Payouts
	Period Until	Under Non-Stock Price-Based Plans
	Maturation
Name	or Payout	Threshold	Target	Maximum

Paul A. Ormond	2000-2002	$219,900	$439,800	$659,700

M. Keith Weikel	2000-2002	117,750	235,500	353,250

Geoffrey G. Meyers	2000-2002	64,050	128,100	192,150

R. Jeffrey Bixler	2000-2002	39,300	78,600	117,900

Retirement Plans

      The following table illustrates the estimated combined annual retirement benefits which would be provided under the Company’s Pension Plan, a qualified defined benefit plan (“Pension Plan”), and the Senior Executive Retirement Plan, a non-qualified defined benefit plan (“SERP”), in various average earnings classifications upon normal retirement at age 65:

High Consecutive	Year of Credited Service
Three-Year
Average Earnings	5	10	15	20	25	30	35

$300,000	20,300	40,600	60,800	81,100	101,400	121,700	141,900
600,000	41,700	83,400	125,100	166,800	208,500	250,200	291,900
900,000	63,100	126,300	189,400	252,500	315,700	378,800	441,900
1,200,000	84,600	169,100	253,700	338,300	422,800	507,400	591,900
1,500,000	106,000	212,000	318,000	424,000	530,000	636,000	741,900
1,700,000	120,300	240,600	360,800	481,100	601,400	721,700	841,900
2,000,000	141,700	283,400	425,100	566,800	708,500	850,200	991,900

      The benefits illustrated in the above table are calculated on a straight-life annuity basis. In accordance with the provisions of the Pension Plan and the SERP, the table reflects the greater of the regular benefit under current provisions of the plans and the “grandfathered benefit” under the formula in effect prior to January 1, 1989. The regular benefit does not contain an offset for social security or other benefits, but the “grandfathered benefit” does contain a partial offset for social security benefits.

      At December 31, 1999, Messrs. Ormond, Weikel, Meyers and Bixler and Ms. Edwards had, respectively, total Credited Service under the Pension Plan and the SERP of 26 years, 13 years, 32 years, 17 years and 20 years. Annual covered compensation includes base salary and amounts earned under the Annual Incentive Award Plan and PAP. The covered compensation for 1999 does not differ substantially from that set forth in the Salary, Bonus and Long-Term Payout columns in the Summary Compensation Table.

Executive Employment Agreements

      The Company has entered into severance or employment agreements with each of its executive officers, including the executive officers listed in the Summary Compensation Table, that entitle them to receive their base salaries and to participate in designated benefit plans of the Company. Each such agreement also provides that the officer’s base salary may be adjusted periodically and that benefit plans in which the officer is entitled to participate may be adjusted or terminated by the Company at any time but that no vested or accrued benefit may be adversely affected. The agreements provide that the officer’s employment is not for any specified term and may be terminated at any time. In the event of the officer’s termination other than for “cause” (as defined in the agreements), payment of base salary would continue for one year except in the case of Messrs. Ormond, Weikel, Meyers and Bixler, in which cases salary would continue as described below.

      The HCR-Manor Care Transaction resulted in a change in control within the meaning of the then-applicable employment agreements of Messrs. Ormond, Weikel, Meyers and Bixler, triggering certain rights and benefits under their respective employment agreements, including the right to terminate their employment and receive lump sum severance benefits. To mitigate certain of such consequences to the Company, each of these executives agreed to remain in the same position following the Merger as he held prior to the Merger and to waive certain rights to terminate his employment and receive severance and other benefits. Such provisions were included in retention agreements entered into by Messrs. Ormond, Weikel, Meyers and Bixler, pursuant to which their existing employment agreements were amended, and each executive became entitled to a retention payment which was paid in February 1999. Under the retention agreements, if the executive resigns or retires without the Company’s consent (and other than by reason of death or disability) prior to the third anniversary of the completion of the HCR-Manor Care Transaction, the executive is required to repay to the Company a pro rata portion of the retention payment. The amended employment agreements of Messrs. Ormond, Weikel, Meyers and Bixler also provide for an initial three-year term of employment with automatic one-year renewals unless prior notice of termination is given by either party. In addition, the amended employment agreements generally provide severance benefits equal to three years aggregate cash compensation (as defined in the agreements) in the event of a termination of the executive’s employment following certain corporate transactions, other than for cause or due to death or disability. In the event of a termination not following a corporate transaction, the executive would be entitled to salary continuation for three years.

      During 1999, the amended employment agreements of Messrs. Ormond, Weikel, Meyers and Bixler were further amended and restated (“Severance Agreements”). The Severance Agreements continue to provide the severance and other benefits as outlined above but, generally, limit the circumstances under which the executive has the right voluntarily to terminate his employment and receive severance benefits following certain corporate transactions.

Compensation Committee Interlocks and
Insider Participation in Compensation Decisions

      The Compensation Committee is comprised of Messrs. Lemieux, Longfield, Malek and Young, none of whom were officers or employees of the Company or any of its subsidiaries during the fiscal year. During 1999, the Company received banking and related services from subsidiaries of National City Corporation of which Mr. Lemieux was a director until February 1999.

Compensation Committee Report

      Compensation Policies Applicable to Executive Officers. The main objective of the executive compensation program remains the enhancement of stockholder value over the long term. The compensation program therefore is designed and administered by the Compensation Committee: (1) to be strongly competitive within the health care industry generally and with the compensation policies of other publicly held companies of comparable size and complexity; (2) to provide major incentives directly linked to increases in recognized measures of stockholder value; and (3) to reward superior performance as measured by financial and non-financial factors. The Committee believes that the current compensation program is accomplishing these objectives, but the Committee also recognizes its responsibility to evaluate the program regularly and make appropriate changes to ensure its continued success.

      While the Compensation Committee continued to follow the basic policies previously established, its compensation decisions with respect to 1999 recognized that the long-term care industry experienced fundamental change during the year. The continuing transition to the new Medicare prospective payment system resulted in dramatically lower reimbursement levels than originally anticipated, severely affecting earnings, margins and cash flows throughout the industry. For a variety of reasons, both company-specific and industrywide, several of the Company’s principal competitors initiated bankruptcy proceedings during the year, events which undoubtedly cast the entire industry in a negative light within the investment community. The regulatory environment, marked by intense and often duplicative efforts at the federal, state and local levels and by private parties, continued to be enormously burdensome and complex. The combination of these and other external factors placed significant downward pressure on the Company’s share price throughout the year. In addition to these external pressures, the ongoing demands of integrating the former HCR and former Manor Care organizations and systems presented significant challenges to senior management.

      In the face of these challenges, the leadership and dedication of senior management in 1999 further developed and solidified the strong foundation of the Company, positioning it for future increases in stockholder value. As it enters the year 2000, the Company is characterized by: (1) operational cash flows and net margins which are the highest in the industry; (2) the strongest balance sheet in the industry with the capital resources for growth; (3) the only “investment grade” rating in the industry; (4) the highest percentage of private pay and insurance patients in the industry; (5) a cost structure which provides profitable opportunities despite the changing reimbursement environment; (6) a high-quality fixed asset base; and (7) superior quality of care presented by a highly trained and dedicated workforce.

      The Committee approved annual salary increases for the named executives and certain other corporate officers effective in September 1999. In making these adjustments, the Committee considered competitive information, past individual performance as measured by both qualitative and quantitative factors, and the potential for making significant contributions to future Company performance. Although overall performance by the Company was factored into the salary adjustments, the individual factors stated above were the primary considerations.

      The Committee believes that participation in the PAP remains appropriate for Messrs. Ormond, Weikel, Meyers and Bixler and is an important component of their overall compensation plan, linking compensation to long-term increases in stockholder value. During 1999, the Committee set target growth rates for the 2000-2002 award period which included a threshold growth rate for any payment and a maximum payment for growth significantly in excess of the target. The Committee also approved payouts under the PAP based upon the actual rate of growth in EPS during the 1997-1999 award period as adjusted for certain extraordinary items. Payouts for this period were made at the target level established at the time the awards were made.

      The Committee also approved payouts under the Annual Incentive Plan, taking into account the Company’s performance and achievements as outlined above. The Company’s financial performance was demonstrated by its high operating margins, strong cash flow and the lowest debt ratios among public companies in the industry. In addition, the Company’s earnings per share, prior to restructuring and other non-recurring charges, represented superior performance in a very challenging environment. The Committee also determined that the quality of care in the Company’s nursing centers remained at a high level during 1999. These performance achievements, which exceeded the performance of other companies in the industry by a wide margin, justified payouts under the Annual Plan at the target payout levels.

      The Committee continues to believe that a broad-based stock option plan is an important element in a compensation program designed to maximize stockholder value. The Company’s Amended Stock Option Plan for Key Employees (“Option Plan”) covers executive officers and key corporate and field management. The Committee believes that the program is valued by eligible employees at all levels of the organization and that the program is providing an important incentive to increasing stockholder value. As previously disclosed, option awards in 1998 were approximately three times annual grants in prior years and were made with the indication from the Committee that regular annual awards would be suspended for two years. Following this policy in 1999, no new awards were made to executive officers.

      Compensation of Chief Executive Officer. The compensation policies described above apply as well to the compensation of the Chief Executive Officer (“CEO”). The Committee is directly responsible for determining the CEO’s salary level and for all awards and grants to the CEO under the incentive components of the compensation program. The overall compensation package of the CEO is designed to recognize that the CEO bears primary responsibility for increasing the value of stockholders’ investments. Accordingly, a substantial portion of the CEO’s compensation is incentive-based, providing greater compensation as direct and indirect financial measures of stockholder value increase. The Committee also believes that the complex health care environment in which the Company currently operates requires a high degree of leadership, innovation and prudent risk-taking in order to meet and sustain corporate objectives for increasing stockholder value. The CEO’s compensation is thus structured and administered to motivate and reward the successful exercise of these entrepreneurial skills.

      The CEO’s compensation for 1999 was related to the overall performance of the Company and to the Company’s performance relative to substantially all other companies in the industry, several of which, as noted, sought bankruptcy protection during the year while others delivered poor operating results. The CEO’s compensation continued to reflect specifically: (1) the high level of care maintained in the Company’s nursing centers and the continued emphasis on quality among all employees; (2) the continued strength of the Company’s balance sheet and its operating results which delivered the highest cash flows and net margins in the industry; (3) the commitment, dedication and continued strong performance of the senior management team; and (4) related qualitative factors.

      Policy Related to Deductibility of Compensation. Section 162(m) of the Internal Revenue Code of 1986 denies a deduction to any publicly held corporation for compensation paid to the CEO and the other four most highly compensated officers, as of the end of a fiscal year, to the extent that the compensation exceeds $1 million in any taxable year of the corporation beginning after 1993, subject to an exception for “performance-based compensation.” It is the Committee’s policy to take the necessary steps, including appropriate plan amendments, to qualify compensation paid to executive officers for deductibility to the extent that so qualifying the compensation is not inconsistent with the Company’s fundamental compensation policies. In furtherance of this policy, the stockholders have previously approved amendments to the PAP, the Option Plan and the Amended Restricted Stock Plan designed to meet the performance-based compensation requirements of Section 162(m). As required by Section 162(m), the PAP is being resubmitted for stockholder approval. See discussion below. The Committee will continue to monitor developments on this subject and take further action as may be appropriate.

Joseph H. Lemieux William H. Longfield Frederic V. Malek Thomas L. Young

Performance Graph

      The graph below compares the total return on an investment in Manor Care common stock to the cumulative total return for a broad market index (the Standard & Poor’s 500 Stock Index) and to the cumulative total return for an index comprising a peer group of companies(1). The indices reflect the year-end market value of an investment in the stock of each company in the index, including additional shares assumed to have been acquired with cash dividends, if any.

      The graph assumes a $100 investment on December 31, 1994, in the stock of Health Care and Retirement Corporation (now known as Manor Care, Inc.) at a price of $20.0833 per share, as adjusted for a 50 percent stock dividend on June 5, 1996. The graph also assumes investments on the same date of $100 each in the S&P 500 and the companies comprising the peer group index.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
[GRAPH]

			Peer Group
	Manor Care	S&P 500	Index

1994	$100.00	$100.00	$100.00

1995	$116.18	$137.55	$70.36

1996	$142.53	$169.12	$90.91

1997	$200.41	$225.54	$119.40

1998	$146.26	$289.99	$49.83

1999	$79.67	$351.01	$14.27

(1)	The peer group is based on the total return for investments in the common stock of the following companies: Beverly Enterprises, Inc.; Integrated Health Services, Inc.; and Novacare, Inc. The index is developed by weighting the returns achieved by each company in the index in proportion to each company’s share of the market value of the entire group’s common equity capitalization.

ITEM 2 — APPROVAL OF PERFORMANCE AWARD PLAN

      The Company has adopted a Performance Award Plan (“PAP”) which is a cash incentive plan based upon Company performance over a three-year period. The Plan covers the CEO and certain other key senior management personnel selected by the CEO for their ability to make significant contributions to the long-term performance of the Company. Messers. Ormond, Weikel, Meyers and Bixler are the only individuals who received awards in 1999. Eleven other executive officers received awards for the 1997-1999 and 1998-2000 award periods.

      Under the PAP, a target performance goal is established by the Compensation Committee of the Board of Directors at the beginning of the award period based upon the rate of growth in earnings per share (“EPS”). The Committee also sets a threshold growth rate for a minimum payment and a maximum payment for growth significantly in excess of the target. The selection of the target is designed to reward performance which increases stockholder value over the long term. Under the PAP, the Committee may change the performance criteria, prior to the commencement of an award period, to a different recognized measure of stockholder value, provided that such authority vested in the Committee does not affect the qualification of the compensation paid under the PAP as performance-based compensation under Section 162(m) of the Internal Revenue Code. At the beginning of each award period, the Committee makes individual performance awards to each participant. Performance awards are expressed as dollar amounts, or at the discretion of the Committee, as amounts of Manor Care, Inc. stock. The amount or value of a performance award when granted may not exceed 100 percent of an employee’s annual base salary at the date of grant.

      Following the end of each award period, the Committee determines the extent to which the performance awards have been earned. Such determination is based upon Company performance as measured by the performance criteria established by the Committee at the commencement of the award period. No performance award may be deemed earned until the Committee certifies the extent to which the performance goal has been achieved and approves payment. Award payments are generally made following the preparation of financial statements and other relevant data for the last calendar year of the award period. Performance awards are paid in cash or, at the discretion of the Committee, in shares of the Company’s stock or in a combination of cash and stock, except that any employee who is an officer of the Company within the meaning of Rule 16a-1(f) of the Securities Exchange Act of 1934 may not be granted or paid performance awards in shares of Company stock. The following information concerning benefits under the PAP is provided pursuant to Item 10 of Schedule 14A of the Securities Exchange Act of 1934:

Performance Award Plan

Dollar Value of
Name	Awards for 2000-2002

Paul A. Ormond	$439,800

M. Keith Weikel	235,500

Geoffrey G. Meyers	128,100

R. Jeffrey Bixler	78,600

All Current Executive Officers as a Group	882,000

All Employees as a Group	882,000

      The PAP may be amended, suspended or terminated in whole or in part by the Committee except that such action may not adversely affect the accrued interests of any participant without the consent of such participants.

      The PAP was adopted in October 1991, replacing a similar plan which had been in effect since prior to the initial public offering of the Company’s shares in October 1991. The PAP was approved by stockholders at the annual meeting in 1994 and is being submitted for reapproval pursuant to applicable IRS regulations. Other than modifications to incorporate name changes and to eliminate provisions which applied only to completed award periods, the PAP is the same as previously submitted to the stockholders. The Company believes that payments under the PAP will constitute performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code upon stockholder approval of the PAP. The foregoing description of the PAP is qualified in its entirety by reference to the specific terms of the PAP which is set forth in its entirety in Appendix A.

      The Board of Directors unanimously recommends a vote FOR the adoption of the proposal.

ITEM 3 – SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

      Upon the recommendation of the Audit Committee, the Board of Directors of the Company has selected Ernst & Young LLP as independent public accountants for the Company for the fiscal year ending December 31, 2000, subject to ratification of such selection by the stockholders. If the stockholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee and the Board of Directors.

      Representatives of Ernst & Young LLP will be present at the annual meeting to respond to appropriate questions and to make such statements as they so desire.

      The Board of Directors unanimously recommends a vote FOR the adoption of the proposal.

OTHER BUSINESS

      As of the date of this proxy statement, management knows of no other business that will be presented for consideration at the annual meeting. However, if other proper matters are presented at the meeting, it is the intention of the proxy holders named in the accompanying proxy to take such action as shall be in accordance with their judgment on such matters. For adoption, all proposals to be voted upon by stockholders require a majority vote of common stock represented at the meeting in person or by proxy.

GENERAL INFORMATION

Solicitation Costs

      The Company will pay the cost of preparing and mailing this proxy statement and other costs of the proxy solicitation made by the Company’s Board of Directors. Certain of the Company’s officers and employees may solicit the submission of proxies authorizing the voting of shares in accordance with the Board of Directors’ recommendations, but no additional remuneration will be paid by the Company for the solicitation of those proxies. Such solicitations may be made by personal interview, telephone and telegram. Arrangements have also been made with brokerage firms and others for the forwarding of proxy solicitation materials to the beneficial owners of common stock, and the Company will reimburse them for reasonable out-of-pocket expenses incurred in connection therewith.

Stockholder Proposals for 2001 Annual Meeting

      A stockholder desiring to submit a proposal for inclusion in the Company’s proxy statement for the 2001 annual meeting must deliver the proposal so that it is received by the Company no later than November 30, 2000. A stockholder desiring to bring a proposal before the 2001 annual meeting that is not in the Company’s proxy statement for that meeting must deliver its proposal to the Company not less than 60 nor more than 90 days prior to the date of the annual meeting, provided, however, that if less than 70 days notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, a stockholder’s submission will be considered timely if received within 10 days of the date on which notice of the date of the annual meeting is first mailed or publicly disclosed. The Company requests that all such proposals be addressed to R. Jeffrey Bixler, Vice President, General Counsel and Secretary, Manor Care, Inc., 333 N. Summit St., Toledo, Ohio 43604.

By Order of the Board of Directors,

R. Jeffrey Bixler, Secretary

Toledo, Ohio
March 30, 2000

Appendix A

MANOR CARE, INC.

PERFORMANCE AWARD PLAN

1.  Purpose

      The purpose of the Manor Care, Inc. Performance Award Plan is to provide executive officers and key management employees of Manor Care, Inc. and its Subsidiaries with an incentive to make significant and extraordinary contributions to the long-term profitable performance and growth of the Company; to join the interests of eligible officers and employees with the interests of the Company; and to attract and retain executive officers and management employees of exceptional ability.

2.  Definition

      As used herein:

      “Board” means the Board of Directors of Manor Care, Inc.;

      “Award Period” means each period of at least three consecutive calendar years in which it is possible for Performance Awards to be fully earned;

      “CEO” means the Chief Executive Officer of Manor Care, Inc.;

      “Committee” means the Compensation Committee of the Board or such other committee to which the Board may delegate responsibility and authority for the administration of the Plan;

      “Common Stock” means the common stock of Manor Care, Inc., par value $.01 per share, and includes authorized but unissued and treasury shares;

      “Company” means Manor Care, Inc. and its Subsidiaries;

      “DC Plan” means any plan or arrangement adopted by the Company whereby selected executive officers and employees of the Company may be permitted, at their option, to defer the actual receipt of an Award otherwise payable to them under the Plan;

      “Manor Care” means Manor Care, Inc., a Delaware Corporation, formerly known as HCR Manor Care, Inc. and Health Care and Retirement Corporation;

      “Participant” means an executive officer or key management employee of the Company selected to participate in the Plan as hereinafter provided;

      “Performance Award” or “Award” means the amount payable as additional compensation to a Participant under this Plan in respect of services performed during an Award Period;

      “Plan” means this Manor Care, Inc. Performance Award Plan, as from time to time in effect;

      “Subsidiary” means a corporation (or unincorporated business entity) 50 percent or more of the voting shares (or other ownership interests) of which are owned, directly or indirectly, by Manor Care, Inc.; and

      Words of the masculine gender include correlative words of the feminine and neuter genders and vice versa, and words denoting the singular include the plural and vice versa.

3.  Administration

      The Plan shall be administered by the Committee. No member of the Board who is not an employee of the Company shall be eligible to participate in this Plan.

4.  Eligibility and Participation

      Employees eligible for Performance Awards under the Plan (other than the CEO) shall be selected by the CEO from those employees in positions which enable them to make significant and extraordinary contributions to the long-term profitable performance and growth of the Company. Participants’ interests under the Plan shall take the form of Performance Awards. An employee may be granted more than one Performance Award under the Plan. The Committee shall have complete authority, subject to the express provisions of the Plan, to determine the total value of Performance Awards to be granted; to determine the time Awards shall be granted; to establish the terms and conditions upon which Performance Awards are payable; to remove any restrictions and conditions upon such Awards; and to adopt such rules and regulations and to make all other determinations deemed necessary or desirable for the administration of the Plan.

5.  Performance Awards and Award Periods

      Performance Awards shall be expressed as dollar amounts or, to the extent determined by the Committee in its discretion, as amounts of Common Stock. In particular, as determined by the Committee, Performance Awards may also be grants of Common Stock (or stock equivalent rights). The amount or value of a Performance Award, when granted, shall not exceed such percent (not greater than 100 percent) of an employee’s annual base salary at the date of grant as the Committee shall from time to time establish as the individual Performance Award maximum. Award Periods shall be for not less than three calendar years, or such longer period as may be determined by the Committee. Performance Awards shall normally be granted prior to or on the first day of the Award Period. Unless otherwise determined by the Committee, Performance Awards granted prior to the end of any calendar year shall be deemed (other than for purposes of determining their value in relation to a Participant’s annual base salary) granted as of the beginning of such year.

6.  Criteria for Performance Awards

      The performance criteria for payment of Performance Awards shall be based upon the compound annual growth rate in earnings per share during the Award Period or such other recognized measure of growth in stockholder value selected by the Committee prior to the commencement of the Award Period, provided that in the event the Committee determines that a change in the performance criteria under the Plan would disqualify payments under the Plan for the “performance-based compensation” exception under Section 162(m) of the Internal Revenue Code, the performance criteria shall be the compound annual rate of growth in earnings per share. The Committee shall set a target performance goal for payment of the Performance Award, a threshold performance level for a minimum payment and a maximum payment for performance in excess of the target goal.

7.  Payment of Awards

      (a)  Following the preparation of financial statements and other necessary data with respect to the last calendar year of the Award Period, the Committee shall certify the extent to which the target performance goal has been achieved. As soon as practicable thereafter, payment of the awards shall be made in accordance with the certification unless payment has been deferred at the option of the Participant in accordance with a DC Plan.

      (b)  No payment of Performance Awards may be made prior to the end of an Award Period unless the Committee certifies that the target performance goal has been achieved prior to the end of the Award Period and authorizes accelerated payment of the award.

      (c)  Performance Awards shall be paid (i) in cash or (ii) in shares of Common Stock, in which event shares of Common Stock having, on the valuation date established by the Committee, an aggregate fair market value equal to the cash amount payable in the absence of such determination shall be issued or transferred to such Participant; or (iii) in any combination of (i) or (ii) as determined by the Committee in its discretion. (Fractional shares, however, shall be paid in cash.) As determined by the Committee, Performance Awards involving grants of Common Stock (or stock equivalent rights) may be paid in shares of Common Stock. Notwithstanding the foregoing, an executive officer who is an officer within the meaning of Rule 16a- 1(f) of the Securities Exchange Act of 1934, as amended, shall not (i) be granted Performance Awards of Common Stock (or stock equivalent rights), or (ii) with respect to any Performance Award, be paid in shares of Common Stock (or stock equivalent rights).

8.  Termination of Employment

      Should the employment of a Participant terminate for any reason prior to the end of an Award Period, the interests of such Participant under the Plan shall terminate except as the Committee may otherwise provide.

9.  Miscellaneous Provisions

      (a)  Nothing in the Plan shall confer on any employee any right to continue in the employ of the Company or limit in any way the right of the Company to terminate such employee’s employment at any time.

      (b)  Rights under the Plan shall not be assignable or transferable, or subject to encumbrance or charge of any nature, otherwise than by designation of beneficiary to take effect at date of death or, in the absence of such designation, by will or the laws of descent and distribution.

      (c)  Within the limitations set forth herein or established by the Committee, the Company may adopt and, as appropriate, revise the procedures necessary to implement the terms and conditions of the Plan.

      (d)  All matters pertaining to the CEO’s participation in the Plan are reserved to the discretion of the Committee, and no provision of the Plan shall be construed to empower the CEO to affect any amount which may be payable to him hereunder.

      (e)  The Committee shall be responsible for conducting the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules.

10.  Amendment and Termination

      The Committee may at any time and from time to time amend, suspend or terminate the Plan in whole or in part; provided, however, that no such amendment, suspension or termination may, without the consent of the Participant to whom Performance Awards shall theretofore have been granted, adversely affect the accrued interests of such Participant, if any, as of the date of such amendment, suspension or termination.

[MANORCARE LOGO]

                               MANOR CARE, INC.
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [LOGO]

                                                                       FOR ALL
                                                      FOR   WITHHOLD  EXCEPT NOMINEE(S)
                                                      ALL     ALL     WRITTEN BELOW
1. ELECTION OF DIRECTORS: CLASS III
Nominees:                                             [ ]     [ ]         [ ]
---------
Frederic V. Malek, Robert G. Siefers, M. Keith Weikel
and Thomas L. Young

-----------------------------------------------------
               Nominee Exception
                                                      FOR    AGAINST   ABSTAIN

2. Approval of Company's Performance Award Plan.      [ ]      [ ]       [ ]

3. Ratify selection of Ernst & Young LLP as           FOR    AGAINST   ABSTAIN
   auditors.                                          [ ]      [ ]       [ ]

4. In their discretion, the Proxies are authorized
   to vote upon such other business as may properly
   come before the meeting.

                                   Dated:                                , 2000
                                         --------------------------------

                                   --------------------------------------------
                                   Signature

                                   --------------------------------------------
                                   Please sign exactly as name appears hereon.
                                   When shares are held by joint owners, both
                                   should sign. When signing as attorney,
                                   executor, administrator, trustee or guardian,
                                   please give full title as such. If a
                                   corporation, please sign in full corporate
                                   name by President or other authorized
                                   officer. If a partnership, please sign in
                                   partnership name by authorized person.
 ................................................................................

                              FOLD AND DETACH HERE

                            YOUR VOTE IS IMPORTANT!

           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

PROXY                                                                      PROXY

                              MANOR CARE, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Paul A. Ormond, Geoffrey G. Meyers and R.
Jeffrey Bixler and each of them, as Proxies with full power of substitution, and hereby authorize(s) them to represent and to vote, as designated herein, all shares of common stock of Manor Care, Inc. held of record by the undersigned on March 9, 2000, at the Annual Meeting of Stockholders to be held on May 2,
2000, or at any adjournment thereof.

This proxy when properly executed will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted FOR items 1, 2 and 3. Items 1, 2 and 3 have been proposed by the registrant.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.

                 (Continued and to be signed on reverse side.)
 ................................................................................
                              FOLD AND DETACH HERE

                            YOUR VOTE IS IMPORTANT!

           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

                              MANOR CARE, INC.
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. LOGO

                                                                       FOR ALL
                                                       FOR   WITHHOLD  EXCEPT NOMINEE(S)
                                                       ALL      ALL    WRITTEN BELOW
1. ELECTION OF DIRECTORS: CLASS III                    [ ]      [ ]       [ ]
Nominees:
--------
Frederic V. Malek, Robert G. Siefers, M. Keith
Weikel and Thomas L. Young

----------------------------------------------
          Nominee Exception
                                                       FOR    AGAINST   ABSTAIN
                                                       [ ]      [ ]       [ ]
2. Approval of Company's Performance Award Plan.

3. Ratify selection of Ernst & Young LLP as auditors.  FOR    AGAINST   ABSTAIN
                                                       [ ]      [ ]       [ ]

4. In their discretion, the Proxies are authorized to
   vote upon such other business as may properly come
   before the meeting.

                                             Dated:                       , 2000
                                                   -----------------------

                                             -----------------------------------
                                             Signature

                                             PLEASE SIGN EXACTLY AS NAME
                                             APPEARS HEREON.
 ................................................................................
                              FOLD AND DETACH HERE

                            YOUR VOTE IS IMPORTANT!

           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

PROXY                                                                      PROXY

                              MANOR CARE, INC.

                 HCR STOCK PURCHASE AND RETIREMENT SAVINGS PLAN

The undersigned hereby authorizes and instructs National City Bank, Cleveland,
Trustee under the HCR Stock Purchase and Retirement Savings Plan, to vote in person or by proxy the full common shares of Manor Care, Inc. credited to my account under the Manor Care, Inc. Stock Fund as of March 9, 2000, if any, at
the Annual Meeting of Stockholders to be held on May 2, 2000, or at any adjournment thereof.

When properly executed, this proxy will be voted in the manner directed on the reverse side of this card by the undersigned stockholder. If no direction is made, this proxy will be voted by the Trustee in accordance with the instructions received with respect to a majority of shares in the Manor Care,
Inc. Stock Fund.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.
              ITEMS 1, 2 AND 3 HAVE BEEN PROPOSED BY THE REGISTRANT.

                 (Continued and to be signed on reverse side.)
 ...............................................................................
                              FOLD AND DETACH HERE

                            YOUR VOTE IS IMPORTANT!

           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.